                               CLIENT AGREEMENT

                   EARL SPENCER (FORMERLY VISCOUNT ALTHORP)

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                                                                Note to the file
                                                         Viscount Althorp became
                                                      Earl Spencer in March 1992
J O HAMBRO INVESTMENT
---------------------

THIS INVESTMENT MANAGEMENT AGREEMENT is made the 18th day of November 1991

BETWEEN:

(1) J O HAMBRO INVESTMENT MANAGEMENT LIMITED ("JOHIM") a member of the Investment Management Regulatory Organisation Limited ("IMRO") whose registered office is at 30 Queen Anne's Gate London SW1H9AL; and

(2)  Viscount Althorp ("the Client") of The Falconry, Althorp, Northampton

NOW IT IS HEREBY AGREED as follows:

68.  APPOINTMENT

     The Client hereby appoints JOHIM to act as investment manager, subject to the terms and conditions hereof in relation to the Client's investments and cash which are from time to time placed under the management of JOHIM (the "Portfolio") and JOHIM hereby agrees to manage and administer the Portfolio and to render advice to the Client from time to time in connection with the Portfolio. The Portfolio as at the date of this Agreement is comprised of the investments and cash as set out and valued in Schedule I.

69.  AUTHORISED BUSINESS

     The business which JOHIM is authorised by IMRO to conduct is the giving of investment advice in relation to, and the management of, the portfolios of private and business customers and the arranging of transactions relating to investments of any kind for all types of customers.

70.  MANAGEMENT OF INVESTMENTS

     (a) JOHIM shall, subject to paragraph 3.2, have complete discretion, power and authority to manage the Portfolio and to make investments and changes in investments on the Client's behalf and as the Client's agent within the investment policy agreed between JOHIM and the Client and set out in Part I of Schedule II. Such policy shall be subject to the guidelines and restrictions set out in Part II of Schedule II and to any guidelines, restrictions and instructions specified in writing by the Client or by the Client's duly authorised agent (written notice of whose authority shall have been received by JOHIM). The Client's attention is specifically drawn to the warning set out in Part III of
          Schedule II.

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     (b)  JOHIM may, at its discretion, by telephone or by letter and upon either JOHIM's or the Client's instigation give advice and receive and act upon instructions given by the Client from time to time, upon the investment policy relating to the portfolio and in relation to specific investments whether or not comprised in the Portfolio, which advice the Client shall not be obliged to follow. JOHIM may refuse to carry out any such instructions which appear to it to be unreasonable or the carrying out of which would, in JOHIM's opinion, adversely affect the Portfolio. JOHIM may, but shall not be obliged to, inform the Client of the basis on which the judgment leading to such advice is founded. (c) If in accordance with paragraph 3.2 JOHIM gives advice or receives and acts upon instructions in relation to specific investments, then JOHIM shall confirm such advice and/or action taken pursuant to such instructions in writing.

     (d) JOHIM, its representatives and employees may, without the Client's express invitation, at any reasonable time call upon the Client either in person or by telephone whenever it considers it in the Client's interests to do so. The Client hereby forfeits its right under Section 56 of the Financial Services Act 1986 to treat as unenforceable any investment agreement entered into in the course of or in consequence of such communication.

     (e) JOHIM shall not be obliged to undertake the management of investments the management of which would in its opinion be onerous to it.

     (f) (a) Pursuant to the directions of the Client and save where the Client has notified JOHIM in accordance with paragraph 5.1(e), in those cases where the Client is situated in the United Kingdom registerable investments will be registered in the name of an eligible custodian situated in the United Kingdom and nominated by JOHIM.

     (b) Pursuant to the directions of the Client, in those cases where the Client is situated overseas registerable investments will be registered in the name of an eligible custodian situated outside the United Kingdom and nominated by JOHIM.

     (c) All documents of title (including those in bearer form) will be retained in the custody of an eligible custodian nominated by JOHIM and situated in the United Kingdom or overseas as applicable.

     (d) None of the eligible custodians as aforesaid shall be Associates of JOHIM. However, the Client's registerable investments may at any time be registered in the name of an Associate of JOHIM and Client's documents of title may be held by an Associate of JOHIM, at any time after JOHIM shall have given the Client written notice of its intention to do so. Such notice shall specify the nature of its association with such Associate.

     (e) JOHIM accepts no liability for any default by any eligible custodian as referred to in this paragraph.

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     (g)  The Client's investments or documents of title or certificates evidencing title to investments or any other property belonging to the Client will not be lent by JOHIM to a third party except as otherwise agreed between the Client and JOHIM. JOHIM will not borrow money on the Client's behalf against the security of such investments, documents or property.

     (h) Contract Notes in respect of every purchase and sale on the Client's behalf will be sent to the Client before the close of business on the day next following the day on which the transaction was effected.

     (i) JOHIM will on the Client's request forward details of all transactions on the Client's behalf to the Client's tax advisor without additional charge.

     (j) The Client understands that JOHIM's directors or staff may from time to time hold shares or securities including holdings that may be in the Portfolio.

     (k) The Client acknowledges that JOHIM may acquire or dispose of on the Client's behalf shares or units in any fund, company, trust or Collective Investment Scheme (as defined by the Rules of IMRO) under JOHIM's management (or in a fund, company, trust or Collective Investment Scheme connected with JOHIM) if JOHIM considers such an investment to be appropriate for inclusion in the Portfolio.

     (l) The Client may (upon giving reasonable notice) inspect all copy contract notes, vouchers and copies of entries in books or electronic recording media kept by JOHIM or to which JOHIM has access relating to the transactions effected by JOHIM on the Client's behalf and those records will be maintained by JOHIM or JOHIM will procure that they be maintained for not less than seven years from the date of the relevant transaction.

     (m) JOHIM may, without prior reference to the Client, enter into a transaction on behalf of more than one client collectively.

     (n) JOHIM has the right under this Agreement to effect transactions on the Client's behalf in investments the prices of which may be being stabilised. The attention of the Client is referred to the statement contained in Schedule II relating to stabilisation. Signature of this Agreement by or on behalf of the Client shall act as acknowledgment by the Client of receipt of such statement prior to entry into this Agreement.

71.  RESTRICTIONS AND PERMISSIONS

     (a) Subject to paragraph 4.2, JOHIM shall not undertake any transactions on the Client's behalf in which JOHIM has directly or indirectly a material interest or have any relationship with another party which may involve a conflict with JOHIM's duty to the Client unless that interest or relationship has previously been disclosed in writing to the Client.

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     (b)  The Client's Portfolio may contain securities of which the issue or offer for sale is underwritten, managed or arranged by an Associate of JOHIM during the preceding twelve months.

     (c) JOHIM may supplement the funds in the Portfolio by borrowing on the Client's behalf but only for the purpose of funding short-term deficiencies arising in the normal course of JOHIM's duties hereunder to an extent which is not material in the context of the Portfolio taken as a whole.

     (d) JOHIM may commit the Client to any obligation to underwrite any issue or offer for sale of securities with the Client's prior written consent.

72.  ACCOUNTS, INTEREST AND DIVIDENDS

     (a) The following Client accounts, together with such others that may be required, will be maintained by JOHIM. Such Client accounts will cover all Clients of JOHIM.

          i.   INVESTMENT ACCOUNT

          The Client's investments will be held in this account. Subject to paragraphs 3.7 and 4.3, JOHIM shall not lend the Client's investments to any third party and shall not borrow money on the Client's behalf against the security of the Client's investments.

          ii.  CAPITAL ACCOUNT

          All uninvested cash will be held in this account by the Bank. The account will be debited with the cost of purchases on the Client's behalf and with sums due and payable by the Client to JOHIM and will be credited with the net proceeds of sales on the Client's behalf. Money drawn on behalf of the Client from the account shall not exceed the total of money held in the account on behalf of the Client at that time. Interest will be paid on sums standing to the credit of the account and held on the Client's behalf (as set out in Schedule III). The interest will be paid quarterly and will be credited to the Income Account on the Client's behalf.

          iii. SETTLEMENT ACCOUNT

          Money debited to the Capital Account in respect of the cost of purchases made on the Client's behalf and money received and receivable upon settlement of each sale made on the Client's behalf will be credited to this account and held there until the relevant settlement date.

          iv.  INCOME ACCOUNT

          Dividends and interest received on investments within the Portfolio will be credited to this account. Balances on the account will be paid away quarterly in accordance with the Client's instructions or, in the absence of such instructions, will be transferred quarterly to the Capital Account as soon as reasonably practicable after

                                                           Page 208 of 258 Pages
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          the last day of each such quarter being 5th April, 30th June, 5th
          October and 31st December in each year. Money drawn on behalf of the Client from the account shall not exceed the total of money held in the account on behalf of the Client at that time. Interest will not be paid on monies held in this account.

          v.   OFF-SHORE FUNDS

          If the Client notifies JOHIM in writing that the Client wishes the investments and cash in the Portfolio to be registered or held outside the Untied Kingdom, JOHIM will (subject to applicable laws and regulations) hold such investments and cash in a bank account outside the United Kingdom.

     (b) The Client may at any time instruct JOHIM to realise any or all of the investments in the Portfolio and may withdraw any sum standing to the credit of the Capital Account and held on the Client's behalf.

     (c) JOHIM shall maintain separate ledger accounts on the Client's behalf. All debits from and credits to the Investment Account and/or Capital Account and/or Income Account on the Client's behalf shall be recorded in the ledger accounts, and statements of account showing all transactions, payments and receipts up to and including 5th April of each year will be sent to the Client as soon as reasonably practicable after that date.

73.  FEES, COMMISSIONS AND EXPENSES

     (a) (a) The Client will pay a management fee to JOHIM in respect of the period beginning with first receipt by JOHIM of any investments or money from the Client and ending with a Valuation Date (as defined in paragraph 7.2) and each period thereafter starting with the day after any Valuation Date and ending on the next Valuation Date (or the Termination Date [as defined in paragraph 9.1] if sooner).

     (b) The management fee shall be calculated in accordance with the "Scale Rates and Charges" set out in Schedule III.

     (c) The management fee shall be payable within 14 days of dispatch to the Client of an invoice which shall be sent to the Client as soon as is reasonably practicable after each Valuation Date. Unless otherwise instructed the Client's Capital Account will be debited with the amounts due to JOHIM on the 14th day after dispatch of such invoice.

     (d) In addition the Client shall reimburse JOHIM for any expenses or liabilities which it may incur in properly carrying out its duties hereunder.

     (b) The management fee shall be deemed to have accrued on a day-to-day basis, so that, if this Agreement commences or terminates other than on a Valuation Date (as defined below), the amount of the fee shall be duly apportioned.

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     (c)  Commissions (as set out in Schedule III) will be payable by the Client on purchases and sales of investments together with all expenses including stamp duties, stamp duty reserve tax and VAT thereon (if applicable). The Client recognises that JOHIM may gain a commission benefit from dealing in a bulk purchase or sale on behalf of JOHIM's clients, one of whom may be the Client, or from return commissions which benefit JOHIM shall be entitled to retain. JOHIM will be free to accept and retain as an addition to its fees and commissions any other commissions which it receives in the course of its dealing on the Client's behalf: all such benefits and receipts shall supplement any other remuneration receivable by JOHIM in connection with transactions effected by JOHIM with or for the Client under this or any other agreement with the Client and the Client consents to all such benefits and receipts as are referred to above without prior disclosure of the same to the Client on a case-by-case basis provided that JOHIM undertakes to secure for the Client best execution of all transactions effected with or through a party from whom JOHIM receives such benefits and commissions, disregarding any benefit which the Client might obtain directly or indirectly as a result of such arrangements.

     (d) JOHIM shall be entitled to alter the manner of computing or charging its fees, commissions and expenses or of paying interest on the money held on the Client's behalf in the Capital Account on the Client's behalf (including without prejudice to the generality of the foregoing its scale rates and charges) by giving one month's prior notice in writing to the Client.

     (e) All sums due and payable by the Client to JOHIM will be transferred as soon as practicable from the money held on the Client's behalf in the Capital Account (and corresponding entities shall be made in the relevant ledger account maintained on the Client's behalf).

74.  REVIEW AND VALUATIONS

     (a) JOHIM will prepare six monthly statements of the Portfolio incorporating an up-to-date valuation of each investment comprised in the Portfolio and a statement of the basis on which it was valued.

     (b) Such reviews shall be prepared as at such half yearly dates as shall be agreed between JOHIM and the Client from time to time (each such date being referred to as a "Valuation Date").

     (c) JOHIM will send such six monthly reviews to the Client within twenty-five business days of each Valuation Date.

     (d) On each Valuation Date cash will be valued at its face value and each investment will be valued at its middle market price on the relevant stock exchange at the close of business on such day or (if not a business day) on the nearest prior business day as is supplied by "Exshare" (which figures shall be binding save for manifest error). For the purpose of valuing in sterling any foreign currency or any security listed on a foreign stock exchange the price of which is quoted in currency

                                                           Page 210 of 258 Pages
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          other than sterling, the valuation and middle market exchange rates supplied by "Exshare" shall be applied. In the absence of that valuation or exchange rate, the middle market price as determined by the Daily Official List of The Stock Exchange or the equivalent list for any relevant stock exchange will be applied. if none of the foregoing methods of valuation are available, the investments in question will be valued in such other manner (by JOHIM or such other person selected by JOHIM) as shall in JOHIM's opinion be fair.

     (e) JOHIM accepts no liability for any period longer than 25 business days between any Valuation Date and receipt by the Client of a review of his Portfolio which has elapsed as a result of any act or omission of any third party.
75.  VOTING AND OTHER RIGHTS

     JOHIM will be entitled at its discretion and without notice to the Client to exercise or to refrain from exercising voting and other rights and privileges attaching to the investments comprised in the Portfolio and to accede or refrain from acceding to any compromise or arrangement in relation to any scheme of arrangement or scheme for reconstruction or amalgamation involving any such investment. JOHIM will not forward to the Client any circulars, notices or proxy cards received in respect of investments comprised in the Portfolio.

76.  TERMINATION OF AGREEMENT

     (a) This Agreement is terminable by the Client without penalty and without prejudice to the completion of transactions already initiated and will continue until terminated by written notice of termination given at any time and in any circumstances by either party to the other. Notice of termination given by either party shall take effect on the day upon which the other party actually receives the notice (the "Termination Date") provided that, where the Client is a joint account, notice of termination by JOHIM shall be given to every person named in the joint account. In such circumstances the Termination Date shall be deemed to be the day after the date of posting by first class recorded delivery or other appropriate means to all persons named in the joint account.

     (b) Upon the Termination Date, JOHIM's responsibility for the management of the Portfolio will terminate forthwith and JOHIM will not execute any further transactions for the Client (except for transactions initiated, but not completed, upon the Termination Date). Upon all fees, commissions, expenses and other sums due to it and any other liabilities for which it may be or become liable in connection with the management of the Portfolio being settled or adequately secured to the satisfaction of JOHIM, JOHIM will ensure that all investments and cash balances held on the Client's behalf will, after any outstanding security registrations, stock exchange settlements and other administrative matters have been completed and as soon as reasonably practicable, be transferred to the Client or dealt with in accordance with the Client's instructions, in all cases at the cost of the Client.

                                                           Page 211 of 258 Pages

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     (c)  No additional payment will be required to be made to JOHIM by the
          Client in respect of the termination of this Agreement, except that JOHIM may charge the Client an amount equal to:

          i. the relevant proportion of the management fee, corresponding to that part of the period ending on a Valuation Date by reference to which fees are payable, which has expired when this Agreement is terminated;

          ii. any additional expenses which JOHIM necessarily incurs in terminating this Agreement; and

          iii any losses necessarily realised in settling or concluding outstanding obligations.

     (d) The death, bankruptcy or other incapacity or, in the case of a body corporate, the cessation of business of the Client or a petition being presented or a meeting being convened to consider a resolution for the liquidation of the Client shall not of itself terminate JOHIM's appointment, but JOHIM may at its discretion treat its receipt of actual notice of any such events as if it were a written notice of termination from the Client.

77.  RESPONSIBILITY AND INSURANCE

     (a) JOHIM will indemnify the Client in respect of any loss incurred as a result of gross negligence, wilful default or fraud by JOHIM or any of its employees. Subject to the above, JOHIM will not be responsible or liable fro any claim, loss, damage, expense or costs arising by reason of any of the following:

          i. any investment decision taken and acted upon in accordance with the terms of this Agreement; or

          ii. any delay or default in the performance of its obligations under this Agreement arising in consequence of any event or circumstance beyond the reasonable control of JOHIM; or

          iii any act or omission on the part of any of the banks or nominee companies controlled by them or other eligible custodians as referred to in paragraph 3.6 or any other person to which any of them shall have delegated its function or on the part of any other third party whatsoever; or

          iv. any consequential loss suffered in consequence of any act or omission of JOHIM or any breach by JOHIM of any term of this Agreement.

     (b) The Client agrees to indemnify and keep indemnified JOHIM from and against all demands, claims, liabilities, losses, damages, costs and expenses whatsoever incurred by JOHIM arising out of the breach by the Client of any warranty, by reason of any failure by the Client to comply with and/or perform any of the terms and conditions contained in this Agreement.

                                                           Page 212 of 258 Pages

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     (c)  Where the Client is a joint account (whether or not a trust account)
          JOHIM shall, unless and until otherwise directed in writing by all the persons named in the joint account, be entitled to act on the instructions of any of them and shall not in any way whatsoever be liable to the others for doing so.

     (d) JOHIM has effected insurance to provide the protection of the Client against losses arising from any negligence of JOHIM, any dishonesty of employees of JOHIM or the dealing by JOHIM in any securities the documents of title to which have been stolen or forged.

     (e) By Section 54 of the Financial Services Act 1986 The Securities and Investments Board may establish a scheme for compensating investors by which the Client may be entitled to compensation in the event of JOHIM's inability to meet any liabilities to the Client. Upon the establishment of such a scheme JOHIM will make available to the Client upon request a statement describing the Client's rights to compensation under the scheme.

78.  ACTING AS PRINCIPAL

     JOHIM may act as principal in any transaction for the Client provided that JOHIM shall secure for the Client best execution of such transaction and provided that, in each instance, the Client's written consent is first obtained.

79.  GENERAL

     (a) The Client warrants that the Client is the beneficial owner of the whole of the Portfolio free from all liens and encumbrances, except insofar as instructed by the Client to JOHIM, and will so remain during the currency of this Agreement.

     (b) No part of the Portfolio or of the income therefrom shall be or become a beneficial asset of JOHIM except to the extent that the Capital Account is debited on the Client's behalf with the amount of fees, commissions, costs, expenses or other sums owed to JOHIM.

     (c) The Client warrants that the Client is empowered to enter into this Agreement without the consent or authority of any other party and in the case of a Client being a body corporate the Client warrants that by entering into this Agreement it is not nor will it be in breach of its Memorandum or Articles of Association or any other relevant document.

     (d) Documents will be sent to the Client at the address given above unless and until otherwise directed in writing. Copies of contract notes and statements may also be sent to other interested parties upon the Client's written request. The Client will immediately notify JOHIM in writing of any changes of address, and JOHIM cannot be held responsible for any consequences which may arise from failure to do so.

                                                           Page 213 of 258 Pages

     (e) Notice required or authorised to be served hereunder must be addressed to the address of the recipient stated above or to such other address as may have been notified in writing by either party hereto to the other as its address for the service of notices. In the case of notice served by the Client from outside the United Kingdom and of notice served upon the Client to an address outside the United Kingdom, the notice shall be sufficiently served if served by pre-paid letter, cable or telex. In the case of notice served by the Client from within the United Kingdom and of notice served upon the Client to an address within the United Kingdom the notice shall be sufficiently served if served by pre-paid letter.

     (f) This Agreement is subject to English law and the parties hereto hereby submit to the jurisdiction of the English Courts in respect of it.

     (g) Each party to this Agreement shall respect and protect the confidentiality of information acquired in consequence of it and shall not disclose such information to any third party save in the course of giving effect to this Agreement or as may be required by law.

     (h) If the Client makes a complaint to JOHIM verbally or in writing about any service JOHIM has rendered to the Client under this Agreement the complaint shall immediately be referred to JOHIM's Chief Executive or to a Senior Investment Manager who was not involved in the circumstances relating to the complaint and who will investigate such circumstances. Upon the conclusion of his investigation he shall make a written report to the Client and take any action he deems necessary to rectify the matter complained of. The Client has the fight to refer any complaint to IMRO if the Client is not satisfied with the action taken by the Chief Executive or Senior Investment Manager, and in any event has the right to make the complaint direct to IMRO without prior reference to JOHIM.

     (i) If the Client is an individual this Agreement shall be binding on his legal personal representatives.

     (j) This Agreement is personal to the parties hereto and shall not be capable of assignment.

     (k) No subsequent change, alteration or modification to this Agreement or the Schedules hereto shall be made unless in writing and signed by the parties hereto.

     (l) JOHIM is a member of IMRO and as such is regulated by IMRO in the conduct of Investment Business (as defined in Section 1(2) of the Financial Services Act 1986).

     (m) Terms and expressions defined in the rules of IMRO for the time being in force shall where the context so admits bear the same meaning in this Agreement.

     (n) The Clause headings in this Agreement are included for ease of reference only and shall not affect its interpretation.

                                                           Page 214 of 258 Pages

     (o)  The Schedules to this Agreement are an integral part of it.

     (p) This Agreement will come into force on the date and at the time on which it is delivered to JOHIM by the Client having been signed first by JOHIM and then by the Client.

                                                           Page 215 of 258 Pages

                                  SCHEDULE I

                                 THE PORTFOLIO

    Valuation and composition of Portfolio as at the date of this Agreement
                    (See attached sheet - where applicable)

                      (Pounds)250,000 Received on 13-9-94

                                  SCHEDULE II

                INVESTMENT POLICY, GUIDELINES AND RESTRICTIONS

                  PART I - Investment Policy including basis
                         of measurement of performance

The investment objectives are to maintain a maximum total return commensurate with safety and the protection of the underlying value of the capital of the fund.

The performance will be measured against F.T. All Share Index or F.T.S.E. 100 Index or any other relevant World Market Index.

                     Part II - Guidelines and Restrictions

     There will be no restrictions placed on the types of investment in which the money comprised in the Portfolio will be invested provided that the services to be provided by JOHIM will not include advising on or effecting Margined Transactions, nor will they relate to futures or contracts for differences (or to any right or interest in such investments) save that we may in certain circumstances buy options on your behalf. We may also close out an options contract at any time before its maturity, leave any such contract open until its maturity, exercise any option purchased through any options contract up to its expiry or allow any such option to expire unexercised.

     The contents of the Portfolio may be invested in any market save for the following:

     There shall be no restriction on the amount of monies or proportion of the Portfolio invested in any one investment or type of investment permitted hereunder provided that, subject to the provisions relating to overdraft contained in paragraph 4.3 of this Agreement, under no circumstances will JOHIM make investments on behalf of the Client to a value in excess of the aggregate of the value of the funds and securities held by JOHIM on behalf of the Client in the accounts referred to in paragraph 5.1 of this Agreement.

             PART II - Risk Warnings and Risk Disclosure Statement

                  Investment Denominated in Foreign Currencies

                                                           Page 216 of 258 Pages

If a liability of the Client in one currency is to be matched by an asset in a different currency, or if JOHIM provides services under this Agreement relating to an investment denominated in a foreign currency, an investment in exchange rates may have an effect which may be either unfavorable or favorable on the investment, which effect may be separate from the gain or loss otherwise experienced on such investment.

                      Investments not readily realisable

Certain categories of investments compromised in the Portfolio may not be readily realisable. You should be aware that there can be no certainty that market makers or brokers will be prepared to deal in such investments, and that proper information for determining their current value may not be available.

                                    Options

The markets upon which options are traded can be highly volatile and such investments carry a high risk of loss. If we buy an option for the portfolio we may, in our absolute discretion, and without prior reference to you, make contractual or other arrangements or settle or close out outstanding obligations.

                                 Stabilisation

This statement is made in compliance with Rule 14 of Chapter IV of the rules of IMRO.

We or our representatives may from time to time recommend to you or effect on your behalf transactions in securities the subject of a recent new issue the price of which transactions may have been influenced by bids made or transactions effected for the purpose of stabilising the price of those securities. You should read the explanation below carefully. Its purpose is to enable you to judge whether you wish your funds to be invested at all in such securities or, if so, whether you wish to authorise us generally to effect transactions in such securities on your behalf without further reference to you or whether you wish to be consulted before any particular transaction is effected on your behalf.

Stabilisation is a process whereby the market price of a security is pegged or fixed during the period in which a new issue of securities is sold to the public. Stabilisation may take place in the new issue or in other securities related to the new issue in such a way that the price of the other securities may affect the price of the new issue or vice versa.

The reason stabilisation is permitted is that when a new issue is brought to market the sudden glut will sometimes force the price lower for a period of time before buyers are found for the securities on offer.

As long as he obeys a strict set of rules the "stabilising manager", normally the issuing house chiefly responsible for bringing a new issue to market, is entitled to buy securities in the market that he has previously sold to investors or allotted to institutions who were included in the new issue but who have decided not to continue participating. The effect of this may be to keep the price at a higher level than would otherwise be the case during the period of stabilising.

                                                           Page 217 of 258 Pages

These rules limit the period in which he may stabilise, fix the price at which he may stabilise (in the case of shares and warrants but not bonds), and require him to disclose that he may be (but not that he is) stabilising.

The fact that a new issue or a related security is being stabilised does not in itself mean that investors are not interested in the issue, but neither should the existence of transactions in an issue where stabilising may take place be relied upon as an indication that investors are interested in the new issue or interested in purchasing at the price at which transactions are taking place.

                                                           Page 218 of 258 Pages

                                  SCHEDULE III

                            Scale Rates and Charges

                                MANAGEMENT FEES
                            To be levied six monthly

                        DISCRETIONARY PORTFOLIO SERVICE

             1.0% per annum on portfolios of up to (Pounds)500,000
                   0.6% per annum on the next (Pounds)500,000
                  0.3% per annum on the next (Pounds)1,500,000
              (Equivalent to 0.5% on the first (Pounds)2,500,000)
                  0.5% per annum on the next (Pounds)2,500,000
                                0.3% thereafter

                (Subject to a minimum of (Pounds)1000 per annum)

                                COMMISSION RATES

          EQUITIES                            GILTS/FIXED INTEREST

1.25% on transactions up to (Pounds)10,000    0.5% on transactions up to (Pounds)10,000
0.50% thereafter                              0.25% on the next (Pounds)40,000
                                              0.125% thereafter

                  (Minimum commission (Pounds)30 per contract)

     All transactions are subject to a handling charge of (Pounds)12.50 per transaction
                    in the case of UK registered securities
                 ((Pounds)20 for non-UK registered securities)

                          INTEREST ON CAPITAL ACCOUNT

                     1.5% below Bank of Scotland base rate

                                VALUE ADDED TAX

                There will be charged on the fees shown above at
                     the appropriate rate where applicable



                                                           Page 219 of 258 Pages

FOR J O HAMBRO INVESTMENT MANAGEMENT LIMITED


   /s/ [signature appears here]                       Date       13/11/91
-------------------------------------------               ----------------------
For the Client*


   /s/ [signature appears here]                       Date       18/11/91
-------------------------------------------               ----------------------


--------------------------


--------------------------

*The Client should sign here as follows.

An Individual or Individuals.

The individual should sign his/her usual signature and insert the date. Where the Client is a joint account all persons named in the joint account should sing.

A Company.

The Company's duly authorized signatory should sign and insert the date. Please let JOHIM have a certified true copy of a Board resolution confirming the appointment of JOHIM as investment manager and authorizing the signature of this Agreement. Please provide an up-to-date copy of the Memorandum and Articles of Association and the Certificate of Incorporation which will be returned.

A Trust or Pension Fund.

All the trustees should sign and insert the date. Please let JOHIM have a copy of the Trust Deed.

A Partnership.

All the partners should sign and insert the date.




                                                           Page 220 of 258 Pages